Exhibit 99.1

PEBBLEBROOK HOTEL TRUST
REPORTS THIRD QUARTER 2022 RESULTS

Q3 FINANCIAL HIGHLIGHTS
▪Net income: $26.3 million
▪Same-Property RevPAR(1): up 45.9% vs. 2021 and 1.3% vs. 2019
▪Same-Property ADR(1), exceeded 2021 by 10.3% and 2019 by 19.9%
▪Same-Property Total Revenues(1): $403.9 million, exceeded 2021 by 44.2% and 2019 by 2.5%
▪Adjusted EBITDAre(1): $124.1 million, 112.5% above 2021 and 89.5% recovered vs. 2019
▪Adjusted FFO(1) per diluted share: $0.66 vs. $0.19 in 2021 and $0.78 in 2019
▪Completed a $2.0 billion refinancing in October 2022, extending maturities of all term loans and the unsecured revolvers while maintaining the pre-pandemic pricing grid

HOTEL OPERATING TRENDS
▪ July and September Same-Property RevPAR, Total Revenues, and Hotel EBITDA exceeded the comparable periods in 2019. September Same-Property Total Revenues exceeded the September 2019 by 5%, the best-performing month vs. 2019 since the pandemic began
▪ Disruption caused by Hurricane Ian reduced September and third-quarter revenues by approximately $2.0 million
▪ Business travel, both group and transient, continues to recover with urban occupancies and ADRs improving significantly throughout Q3
▪ The Company’s portfolio has not experienced any recession-driven pressures on room night demand, out-of-room spend, or pricing

PORTFOLIO UPDATES & REPOSITIONINGS
▪ Sold the 306-room Sofitel Philadelphia at Rittenhouse Square, the 236-room Hotel Spero in San Francisco, and the 117-room Hotel Vintage Portland for aggregate gross sales proceeds of $183.9 million
▪ Invested $25.7 million into the portfolio in the third quarter

Q4 2022 OUTLOOK
▪ Net loss: ($32.2) to ($24.2) million
▪ Same-Property RevPAR(1) var: (3.0%) to flat vs. 2019; +32.1% to +36.2% vs. 2021
▪ Adjusted EBITDAre(1): $63.8 to $71.8 million vs. $44.0 million in 2021
▪ Adjusted FFO(1) per diluted share: $0.18 to $0.24, vs. $0.08 in 2021; outlook incorporates the Company’s estimated ($10.5) million loss of Hotel EBITDA and ($0.08) per share to AFFO due to Hurricane Ian’s impact on LaPlaya Beach Resort & Club’s operations

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
A stronger than expected recovery in business transient and group demand led to our third quarter financial results exceeding the top end of our outlook, despite the negative impact of Hurricane Ian in late September. Our urban market hotels experienced strong demand and ADR improvements, especially in San Francisco, San Diego, Seattle, Washington DC, and Chicago. These favorable travel trends have continued into the fourth quarter, which is encouraging. In addition, we made terrific progress with our property disposition program, completing the sale of Sofitel Philadelphia, Hotel Spero in San Francisco, and Hotel Vintage Portland, generating a combined $183.9 million in sales proceeds. We continue to pursue the selective sale of additional properties as part of our overall disposition plan. Finally, in mid-October, we successfully refinanced $2.0 billion of existing credit facilities and term loans with our bank group. This financing extended our debt maturities and enhanced our liquidity and balance sheet flexibility while maintaining pre-pandemic pricing.

-Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

Third Quarter and Year-to-Date Highlights

	Third Quarter			Nine Months Ended September 30,
Same-Property and Corporate Highlights	2022	2021 (‘22 vs. ‘21 growth)	2019 (‘22 vs. ‘19 growth)	2022	2021 (‘22 vs. ‘21 growth)	2019 (‘22 vs. ‘19 growth)
	($ in millions except per share and RevPAR data)

Net income (loss)	$26.3	($23.5)	$30.0	($45.1)	($143.6)	$96.2

Same-Property Room Revenues(1)	$269.1	$184.5	$265.0	$698.4	$379.1	$758.4
Same-Property Room Revenues growth rate		45.9%	1.5%		84.2%	(7.9%)

Same-Property Total Revenues(1)	$403.9	$280.1	$394.1	$1,057.7	$586.1	$1,138.5
Same-Property Total Revenues growth rate		44.2%	2.5%		80.5%	(7.1%)

Same-Property Total Expenses(1)	$273.1	$195.0	$258.8	$731.9	$463.6	$764.8
Same-Property Total Expenses growth rate		40.0%	5.5%		57.9%	(4.3%)

Same-Property EBITDA(1)	$130.9	$85.1	$135.2	$325.8	$122.5	$373.7
Same-Property EBITDA growth rate		53.8%	(3.2%)		166.1%	(12.8%)

Adjusted EBITDAre(1)	$124.1	$58.4	$138.6	$299.3	$55.7	$384.6
Adjusted EBITDAre growth rate		112.5%	(10.5%)		437.1%	(22.2%)

Adjusted FFO(1)	$86.7	$24.5	$102.7	$195.7	($41.5)	$279.0
Adjusted FFO per diluted share(1)	$0.66	$0.19	$0.78	$1.49	($0.32)	$2.13
Adjusted FFO per diluted share growth rate		247.4%	(15.4%)		NM	(30.0%)

	2022 Monthly Results
Same-Property Portfolio Highlights(2)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep
	($ in millions except ADR and RevPAR data)

Occupancy	34%	50%	62%	68%	67%	73%	74%	71%	73%
ADR	$269	$308	$305	$319	$314	$323	$334	$309	$318
RevPAR	$91	$153	$188	$218	$210	$236	$246	$219	$234
Total Revenues	$57.0	$84.9	$116.2	$128.3	$129.4	$138.1	$142.3	$128.2	$133.4
Total Revenues growth rate (‘22 vs. ‘19)	(44%)	(21%)	(9%)	(3%)	(6%)	(1%)	4%	(2%)	5%
EBITDA	($3.1)	$20.5	$38.8	$46.6	$42.9	$49.3	$50.4	$37.4	$43.0
Hotel EBITDA growth rate (‘22 vs. ’19)	(115%)	(29%)	(9%)	1%	(11%)	(6%)	2%	(13%)	1%

NM = Not Meaningful

(1)See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenues, Total Revenues, Expenses and EBITDA appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per share exclude the amortization of share-based compensation expense. Historical (2021 and 2019 comparable periods) results of such non-GAAP financial measures have been adjusted to reflect the exclusion.

(2)Includes information for all of the hotels the Company owned as of September 30, 2022, except 1 Hotel San Francisco (which is excluded from January-September given the property’s closure for renovation), Inn on Fifth (which is excluded from January-March given the property’s acquisition on May 11), and Gurney’s Newport Resort & Marina (which is excluded from January-June given the property’s acquisition on June 23). Excludes information for the hotels the company has sold during 2022: The Marker San Francisco from April-June (sold on June 28), Sofitel Philadelphia at Rittenhouse Square from July-September (sold on August 2), Hotel Spero from July-September (sold on August 25), and Hotel Vintage Portland from July-September (sold September 14).

“Demand continued to recover in the third quarter from the second quarter, with Same-Property occupancy down 15.5% to 2019 versus the second quarter’s 20.0% decline from 2019,” noted Mr. Bortz. “Our urban hotels experienced a strong recovery as business and leisure customers returned to cities. Additionally, our ADR growth in the third quarter of 19.9% over 2019 was robust and driven by our resort properties, while our urban hotels achieved an 8.3% rate premium over 2019, demonstrating that pricing power is not limited to resort markets. Leisure travelers exhibited more typical seasonal patterns, as occupancies declined gradually throughout August and September, while the urban recovery forged ahead. Our strategic acquisition and disposition transactions completed this year have helped us achieve a more balanced business/leisure customer mix, which allows us to take advantage of each season and their strengths moving forward as the lodging industry continues to recover from the COVID-19 pandemic, and then grows in future years.”
Update on Impact from Hurricane Ian
The Company’s 189-room LaPlaya Beach Resort & Club (“LaPlaya”) closed starting September 27, 2022 following a mandatory hurricane evacuation order issued by Collier County in advance of the arrival of Hurricane Ian in Naples. The resort incurred primarily wind and water-related damage, which the Company currently estimates will cost approximately $15.0 to $25.0 million to restore the property, including all cleanup, remediation, repair and replacement work.
The Company is striving to reopen the Bay Tower and the Gulf Tower to guests by late November following the completion of necessary repair and restoration work, including guestrooms, lobby, restaurant, bar, private club, and other public areas. The full restoration of the Beach House building, which was more significantly impacted than other buildings at the resort, is targeted to be completed sometime in the second half of 2023.
The Company currently estimates that due to disruption caused at LaPlaya by Hurricane Ian, hotel EBITDA and Adjusted EBITDAre in the fourth quarter will be reduced by approximately $10.5 million, related to the property’s lost EBITDA and continued expenses related to operations expected for the fourth quarter. The Company anticipates receiving insurance proceeds for the business interruption losses sustained due to the hurricane, net of the business interruption deductible, which is approximately $1.7 million. The business interruption proceeds and the Company’s deductible will not be recorded until these losses are determined and the related insurance proceeds are received.

The Company’s 293-room Southernmost Beach Resort (“Southernmost”) in Key West, Florida, which remained open throughout the hurricane, incurred wind and water-related damage. The Company currently estimates it will cost approximately $7.0 to $9.0 million to restore the property, including all cleanup, remediation, repair, and replacement work.
The Company’s 119-room Inn on Fifth, located in downtown Naples, FL, closed beginning on September 27, 2022, following a mandatory evacuation order. The property reopened on October 1, 2022. The Company currently estimates it will cost approximately $1.5 to $2.5 million to restore the property, including all cleanup, remediation, repair, and replacement work.
In the third quarter, the Company recorded a $12.9 million net impairment charge for the estimated damage to LaPlaya and Southernmost’s assets. However, the total physical cost and insurance claim will not likely be determined until sometime in 2023. The Company maintains property, wind, and flood insurance, subject to estimated deductibles for LaPlaya and Southernmost of approximately $7.9 million, in total.

The Company’s remaining four hotels and resorts in southern Florida and Georgia impacted by Hurricane Ian are open and fully operational. The Company believes that the cost to repair any property damage at these properties will not be material.
Capital Investments and Strategic Property Redevelopments
In the third quarter of 2022, the Company completed $25.7 million of capital investments throughout its portfolio. The Company has completed $68.2 million of capital improvements and projects year to date through September 2022.

The Company expects to invest a total of $100.0 to $110.0 million in capital improvements during 2022, which includes commencing the redevelopment and repositioning projects at Solamar Hotel (to be converted to Margaritaville Hotel San Diego Gaslamp Quarter), Hilton San Diego Gaslamp Quarter, Jekyll Island Club Resort, Viceroy Santa Monica Hotel, and Estancia La Jolla Hotel & Spa, as well as the development of a new outdoor venue and additional alternative lodging units at Skamania Lodge.
Update on Strategic Dispositions
On August 2, 2022, the Company sold the 306-room Sofitel Philadelphia at Rittenhouse Square for $80.0 million. On August 25, 2022, the Company sold the 236-room Hotel Spero in San Francisco for $71.0 million. On September 14, 2022, the Company sold the 117-room Hotel Vintage Portland for $32.9 million. Year-to-date, the Company has completed four hotel dispositions totaling $260.9 million of proceeds.

Balance Sheet and Liquidity
The Company successfully refinanced $2.0 billion of credit facilities and term loans on October 13, 2022, resulting in a $650.0 million senior unsecured revolving credit facility and three term loans totaling $1.4 billion. The Company’s $611.0 million revolving credit facility was increased to $650.0 million and its maturity was extended to October 2027, inclusive of two optional six-month extensions. The three $460.0 million term loans are scheduled to mature in October 2024, October 2025, and October 2027, respectively. With the completion of this refinancing, the Company has no meaningful debt maturities until October 2024.

Following the completion of the Company’s October 2022 refinancing, the Company has approximately $2.4 billion in consolidated debt and convertible notes at an effective weighted-average interest rate of 3.2 percent. Approximately $1.9 billion, or 79 percent, is fixed at a weighted-average interest rate of 2.7 percent, and $0.5 billion, or 21 percent, is floating at a weighted-average floating interest rate of 4.9 percent. Since the end of the second quarter 2022, the Company has paid down approximately $127.0 million of debt.
Common and Preferred Dividends
On September 15, 2022, the Company declared a quarterly cash dividend of $0.01 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a distinct collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. As of September 30, 2022, Curator had 88 member hotels. In the third quarter of 2022, Curator strengthened its roster with three new member hotels, The Fontaine in Kansas City, Missouri, Inn on Fifth in Naples, Florida, and Newpark Resort in Park City, Utah. As of September 30, 2022, Curator had 91 master service agreements with preferred vendor partners, providing Curator member hotels with preferred pricing, enhanced operating terms and early access to curated new technologies.
Q4 and Full Year 2022 Outlook
Based on current trends, and assuming no material disruptions to travel caused by the COVID-19 pandemic, the Company’s outlook for Q4 2022 is as follows:

	Q4 2022 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net loss	($32.2)	($24.2)

Adjusted EBITDAre	$63.8	$71.8

Adjusted FFO	$24.2	$32.2
Adjusted FFO per diluted share	$0.18	$0.24

This Q4 2022 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$183	$188
Same-Property RevPAR variance vs. 2019	(3.0%)	0.0%
Same-Property RevPAR variance vs. 2021	32.1%	36.2%

Same-Property EBITDA	$75.0	$83.0
Same-Property EBITDA variance vs. 2019	(15.9%)	(7.0%)

Based on the above Q4 2022 outlook, the implied full-year 2022 outlook is as follows:

	Full Year 2022 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net loss	($77.4)	($69.4)

Adjusted EBITDAre	$363.0	$371.0

Adjusted FFO	$219.8	$227.8
Adjusted FFO per diluted share	$1.66	$1.72

This Full Year 2022 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$195	$196
Same-Property RevPAR variance vs. 2019	(7.0%)	(6.5%)
Same-Property RevPAR variance vs. 2021	68.9%	69.8%

Same-Property EBITDA	$400.8	$408.8
Same-Property EBITDA variance vs. 2019	(13.4%)	(11.7%)

Third Quarter 2022 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Friday, October 28, 2022, at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. Additionally, a live webcast of the conference call will be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 51 hotels and resorts, totaling approximately 12,800 guest rooms across 15 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 27, 2022. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,964,823	$6,079,333
Cash and cash equivalents	190,750	58,518
Restricted cash	19,371	33,729
Hotel receivables (net of allowance for doubtful accounts of $391 and $1,142, respectively)	66,759	37,045
Prepaid expenses and other assets	94,683	52,565
Total assets	$6,336,386	$6,261,190

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	1,403,658	1,427,256
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	746,103	745,401
Senior unsecured notes, net of unamortized deferred financing costs	49,899	49,838
Mortgage loans, net of unamortized debt discount and deferred financing costs	219,110	219,393
Accounts payable, accrued expenses and other liabilities	278,093	250,584
Lease liabilities - operating leases	320,323	319,426
Deferred revenues	72,808	69,064
Accrued interest	10,408	4,567
Distribution payable	12,559	11,756
Total liabilities	3,112,961	3,097,285
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $740,000 at September 30, 2022 and December 31, 2021), 100,000,000 shares authorized; 29,600,000 shares issued and outstanding at September 30, 2022 and December 31, 2021	296	296
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,905,132 shares issued and outstanding at September 30, 2022 and 130,813,750 shares issued and outstanding at December 31, 2021	1,309	1,308
Additional paid-in capital	4,273,603	4,268,042
Accumulated other comprehensive income (loss)	38,796	(19,442)
Distributions in excess of retained earnings	(1,178,289)	(1,094,023)
Total shareholders' equity	3,135,715	3,156,181
Non-controlling interests	87,710	7,724
Total equity	3,223,425	3,163,905
Total liabilities and equity	$6,336,386	$6,261,190

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Revenues:
Room	$277,971	$162,548	$707,997	$324,614
Food and beverage	98,080	48,900	261,228	95,223
Other operating	40,642	27,362	103,060	65,930
Total revenues	$416,693	$238,810	$1,072,285	$485,767

Expenses:
Hotel operating expenses:
Room	$66,637	$40,504	$167,102	$85,777
Food and beverage	69,296	34,925	179,859	68,121
Other direct and indirect	115,589	72,622	307,317	174,069
Total hotel operating expenses	251,522	148,051	654,278	327,967
Depreciation and amortization	60,372	55,492	179,746	165,636
Real estate taxes, personal property taxes, property insurance, and ground rent	34,641	26,204	98,118	84,230
General and administrative	10,281	9,433	29,675	26,803
Impairment and other losses	12,865	—	86,119	14,856
Gain on sale of hotel properties	(6,194)	(171)	(6,194)	(64,729)
Other operating expenses	989	431	4,045	1,514
Total operating expenses	364,476	239,440	1,045,787	556,277
Operating income (loss)	52,217	(630)	26,498	(70,510)
Interest expense	(25,020)	(22,930)	(70,753)	(73,065)
Other	123	27	156	85
Income (loss) before income taxes	27,320	(23,533)	(44,099)	(143,490)
Income tax (expense) benefit	(1,015)	(5)	(1,015)	(60)
Net income (loss)	26,305	(23,538)	(45,114)	(143,550)
Net income (loss) attributable to non-controlling interests	1,237	(125)	1,359	(1,085)
Net income (loss) attributable to the Company	25,068	(23,413)	(46,473)	(142,465)
Distributions to preferred shareholders	(11,344)	(12,528)	(34,031)	(30,761)
Issuance costs of redeemed preferred shares	—	(8,043)	—	(8,043)
Net income (loss) attributable to common shareholders	$13,724	$(43,984)	$(80,504)	$(181,269)

Net income (loss) per share available to common shareholders, basic	$0.10	$(0.34)	$(0.62)	$(1.39)
Net income (loss) per share available to common shareholders, diluted	$0.10	$(0.34)	$(0.62)	$(1.39)

Weighted-average number of common shares, basic	130,905,132	130,813,750	130,904,772	130,801,187
Weighted-average number of common shares, diluted	131,149,783	130,813,750	130,904,772	130,801,187

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2022	2021	2019	2022	2021	2019

Net income (loss)	$26,305	$(23,538)	$29,980	$(45,114)	$(143,550)	$96,153
Adjustments:
Real estate depreciation and amortization	60,285	55,379	69,712	179,480	165,301	177,195
Gain on sale of hotel properties	(6,194)	(171)	—	(6,194)	(64,729)	—
Impairment loss	12,865	—	—	86,119	14,856	—
FFO	$93,261	$31,670	$99,692	$214,291	$(28,122)	$273,348
Distribution to preferred shareholders and unit holders	(12,507)	(12,528)	(8,139)	(35,842)	(30,761)	(24,417)
Issuance costs of redeemed preferred shares	—	(8,043)	—	—	(8,043)	—
FFO available to common share and unit holders	$80,754	$11,099	$91,553	$178,449	$(66,926)	$248,931
Transaction costs	179	(49)	4,035	331	63	7,576
Non-cash ground rent	1,933	983	1,318	5,808	2,769	3,274
Management/franchise contract transition costs	(43)	181	810	346	135	4,783
Interest expense adjustment for acquired liabilities	521	395	216	2,007	1,316	689
Finance lease adjustment	728	716	810	2,175	2,318	2,193
Non-cash amortization of acquired intangibles	(536)	(543)	(315)	(1,620)	(1,050)	(1,050)
Non-cash interest expense	—	443	1,379	49	1,621	4,761
One-time operation suspension expenses	—	—	—	—	132	—
Early extinguishment of debt	—	165	726	—	1,700	1,698
Amortization of share-based compensation expense	3,180	3,101	2,133	8,154	8,345	6,099
Issuance costs of redeemed preferred shares	—	8,043	—	—	8,043	—
Adjusted FFO available to common share and unit holders	$86,716	$24,534	$102,665	$195,699	$(41,534)	$278,954

FFO per common share - basic	$0.61	$0.08	$0.70	$1.35	$(0.51)	$1.90
FFO per common share - diluted	$0.61	$0.08	$0.70	$1.35	$(0.51)	$1.90
Adjusted FFO per common share - basic	$0.66	$0.19	$0.78	$1.49	$(0.32)	$2.13
Adjusted FFO per common share - diluted	$0.66	$0.19	$0.78	$1.49	$(0.32)	$2.13

Weighted-average number of basic common shares and units	131,782,236	131,674,563	130,854,912	131,781,876	131,662,000	130,837,149
Weighted-average number of fully diluted common shares and units	132,026,887	131,674,563	130,992,086	131,781,876	131,662,000	131,060,298

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, early extinguishment of debt, amortization of share-based compensation expense, and issuance costs of redeemed preferred shares: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2022	2021	2019	2022	2021	2019

Net income (loss)	$26,305	$(23,538)	$29,980	$(45,114)	$(143,550)	$96,153
Adjustments:
Interest expense	25,020	22,930	26,465	70,753	73,065	84,512
Income tax expense (benefit)	1,015	5	4,382	1,015	60	5,924
Depreciation and amortization	60,372	55,492	69,775	179,746	165,636	177,376
EBITDA	$112,712	$54,889	$130,602	$206,400	$95,211	$363,965
Gain on sale of hotel properties	(6,194)	(171)	—	(6,194)	(64,729)	—
Impairment loss	12,865	—	—	86,119	14,856	—
EBITDAre	$119,383	$54,718	$130,602	$286,325	$45,338	$363,965
Transaction costs	179	(49)	4,035	331	63	7,576
Non-cash ground rent	1,933	983	1,318	5,808	2,769	3,274
Management/franchise contract transition costs	(43)	181	810	346	135	4,783
Non-cash amortization of acquired intangibles	(536)	(543)	(315)	(1,620)	(1,050)	(1,050)
One-time operation suspension expenses	—	—	—	—	132	—
Amortization of share-based compensation expense	3,180	3,101	2,133	8,154	8,345	6,099
Adjusted EBITDAre	$124,096	$58,391	$138,583	$299,344	$55,732	$384,647

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses, and amortization of share-based compensation expense: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Q4 2022 and Full Year 2022 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending December 31, 2022		Year ending December 31, 2022
	Low	High	Low	High

Net income (loss)	$(32)	$(24)	$(77)	$(69)
Adjustments:
Real estate depreciation and amortization	62	62	241	241
(Gain) loss on sale of hotel properties	—	—	(6)	(6)
Impairment loss	—	—	86	86
FFO	$30	$38	$244	$252
Distribution to preferred shareholders and unit holders	(13)	(13)	(48)	(48)
FFO available to common share and unit holders	$17	$25	$196	$204
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	3	3	11	11
Other	2	2	5	5
Adjusted FFO available to common share and unit holders	$24	$32	$220	$228

FFO per common share - diluted	$0.13	$0.19	$1.48	$1.54
Adjusted FFO per common share - diluted	$0.18	$0.24	$1.66	$1.72

Weighted-average number of fully diluted common shares and units	132.0	132.0	132.1	132.1

To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, this press release includes certain non-GAAP financial measures as defined under SEC rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of share-based compensation expense: The Company excludes the amortization of share-based compensation expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, finance lease adjustment and non-cash amortization of acquired intangibles because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q4 2022 and Full Year 2022 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending December 31, 2022		Year ending December 31, 2022
	Low	High	Low	High

Net income (loss)	$(32)	$(24)	$(77)	$(69)
Adjustments:
Interest expense and income tax expense	28	28	100	100
Depreciation and amortization	62	62	241	241
EBITDA	$58	$66	$264	$272
(Gain) loss on sale of hotel properties	—	—	(6)	(6)
Impairment loss	—	—	86	86
EBITDAre	$58	$66	$344	$352
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	3	3	11	11
Other	1	1	—	—
Adjusted EBITDAre	$64	$72	$363	$371

To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, this press release includes certain non-GAAP financial measures as defined under SEC rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses of on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of share-based compensation expense: The Company excludes amortization of share-based compensation expense because the Company believes that including this non-cash adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs and non-cash amortization of acquired intangibles because the Company believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2022	2021	2019	2022	2021	2019

Same-Property Occupancy	72.7%	54.9%	86.0%	63.4%	39.8%	82.7%
2022 vs. 2021 Increase/(Decrease)	32.3%			59.4%
2022 vs. 2019 Increase/(Decrease)	(15.5%)			(23.3%)

Same-Property ADR	$320.53	$290.71	$267.37	$313.89	$271.54	$262.07
2022 vs. 2021 Increase/(Decrease)	10.3%			15.6%
2022 vs. 2019 Increase/(Decrease)	19.9%			19.8%

Same-Property RevPAR	$232.99	$159.70	$229.93	$199.06	$108.05	$216.63
2022 vs. 2021 Increase/(Decrease)	45.9%			84.2%
2022 vs. 2019 Increase/(Decrease)	1.3%			(8.1%)

Same-Property Total RevPAR	$349.67	$242.48	$341.88	$301.47	$167.04	$325.20
2022 vs. 2021 Increase/(Decrease)	44.2%			80.5%
2022 vs. 2019 Increase/(Decrease)	2.3%			(7.3%)

Notes:
The schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2022, except for 1 Hotel San Francisco for Q3 2022, 2021 and 2019 due to its closure for renovation during Q3 2021. Additionally, the schedule excludes Sofitel Philadelphia at Rittenhouse Square for Q3 2022, 2021 and 2019 due to its sale on August 2, 2022; Hotel Spero for Q3 2022, 2021 and 2019 due to its sale on August 25, 2022 and Hotel Vintage Portland for Q3 2022, 2021 and 2019 due to its sale on September 14, 2022.

The schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2022, except for 1 Hotel San Francisco for Q1, Q2 and Q3 2022, 2021 and 2019 due to its closure for renovation from Q3 2021 to Q2 2022; the Inn on Fifth for Q1 2022, 2021 and 2019 due to its acquisition on May 11, 2022, and Newport Harbor Island Resort for Q1 and Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022. Additionally, the schedule excludes The Marker San Francisco for Q2 & Q3 2022, 2021 and 2019 due to its sale on June 28, 2022; Sofitel Philadelphia at Rittenhouse Square for Q3 2022, 2021 and 2019 due to its sale on August 2, 2022; Hotel Spero for Q3 2022, 2021 and 2019 due to its sale on August 25, 2022 and Hotel Vintage Portland for Q3 2022, 2021 and 2019 due to its sale on September 14, 2022.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended September 30,	Nine months ended September 30,	Three months ended September 30,	Nine months ended September 30,
	2022 vs. 2021	2022 vs. 2021	2022 vs. 2019	2022 vs. 2019
Same-Property RevPAR variance:
Southern Florida/Georgia	(3.1%)	21.3%	37.3%	43.6%
Other	6.0%	34.8%	43.4%	17.9%
San Diego	35.9%	67.5%	25.7%	9.2%
Boston	61.8%	137.2%	(1.6%)	(4.8%)
Los Angeles	44.9%	105.9%	(8.4%)	(11.9%)
Chicago	127.5%	251.4%	(6.7%)	(19.1%)
Portland	42.3%	67.5%	(11.9%)	(20.6%)
Washington DC	124.9%	205.3%	(11.7%)	(31.6%)
Seattle	107.5%	157.9%	(17.0%)	(34.5%)
San Francisco	154.9%	261.2%	(34.2%)	(53.8%)

East Coast	30.7%	64.3%	9.8%	8.0%
West Coast	52.0%	95.3%	(2.8%)	(17.5%)

Notes:
The schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2022, except for 1 Hotel San Francisco for Q3 2022, 2021 and 2019 due to its closure for renovation during Q3 2021. Additionally, the schedule excludes Sofitel Philadelphia at Rittenhouse Square for Q3 2022, 2021 and 2019 due to its sale on August 2, 2022; Hotel Spero for Q3 2022, 2021 and 2019 due to its sale on August 25, 2022 and Hotel Vintage Portland for Q3 2022, 2021 and 2019 due to its sale on September 14, 2022.

The schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2022, except for 1 Hotel San Francisco for Q1, Q2 and Q3 2022, 2021 and 2019 due to its closure for renovation from Q3 2021 to Q2 2022; the Inn on Fifth for Q1 2022, 2021 and 2019 due to its acquisition on May 11, 2022, and Newport Harbor Island Resort for Q1 and Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022. Additionally, the schedule excludes The Marker San Francisco for Q2 & Q3 2022, 2021 and 2019 due to its sale on June 28, 2022; Sofitel Philadelphia at Rittenhouse Square for Q3 2022, 2021 and 2019 due to its sale on August 2, 2022; Hotel Spero for Q3 2022, 2021 and 2019 due to its sale on August 25, 2022 and Hotel Vintage Portland for Q3 2022, 2021 and 2019 due to its sale on September 14, 2022.

"Other" includes Newport, RI, Philadelphia, PA and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2022	2021	2019	2022	2021	2019

Same-Property Revenues:
Room	$269,133	$184,475	$265,036	$698,407	$379,105	$758,432
Food and beverage	95,177	63,296	92,073	257,207	129,234	277,294
Other	39,613	32,334	36,967	102,095	77,733	102,800
Total hotel revenues	403,923	280,105	394,076	1,057,709	586,072	1,138,526

Same-Property Expenses:
Room	$64,000	$43,723	$61,877	$164,240	$94,988	$181,211
Food and beverage	66,364	43,584	63,503	175,814	88,607	189,165
Other direct	9,027	7,346	7,710	24,958	17,112	21,799
General and administrative	31,148	23,264	28,536	84,666	56,600	86,384
Information and telecommunication systems	4,955	3,915	5,166	14,123	11,066	15,739
Sales and marketing	27,514	18,668	28,809	71,374	42,474	84,857
Management fees	11,920	6,364	11,762	32,453	15,103	33,719
Property operations and maintenance	13,209	10,638	12,161	36,692	26,941	35,825
Energy and utilities	11,109	9,155	9,764	29,912	22,744	26,953
Property taxes	18,671	15,823	16,913	56,851	54,120	53,289
Other fixed expenses	15,142	12,544	12,647	40,822	33,858	35,890
Total hotel expenses	273,059	195,024	258,848	731,905	463,613	764,831

Same-Property EBITDA	$130,864	$85,081	$135,228	$325,804	$122,459	$373,695

Same-Property EBITDA Margin	32.4%	30.4%	34.3%	30.8%	20.9%	32.8%

Notes:
The schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2022, except for 1 Hotel San Francisco for Q3 2022, 2021 and 2019 due to its closure for renovation during Q3 2021. Additionally, the schedule excludes Sofitel Philadelphia at Rittenhouse Square for Q3 2022, 2021 and 2019 due to its sale on August 2, 2022; Hotel Spero for Q3 2022, 2021 and 2019 due to its sale on August 25, 2022 and Hotel Vintage Portland for Q3 2022, 2021 and 2019 due to its sale on September 14, 2022.

The schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2022, except for 1 Hotel San Francisco for Q1, Q2 and Q3 2022, 2021 and 2019 due to its closure for renovation from Q3 2021 to Q2 2022; the Inn on Fifth for Q1 2022, 2021 and 2019 due to its acquisition on May 11, 2022, and Newport Harbor Island Resort for Q1 and Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022. Additionally, the schedule excludes The Marker San Francisco for Q2 & Q3 2022, 2021 and 2019 due to its sale on June 28, 2022; Sofitel Philadelphia at Rittenhouse Square for Q3 2022, 2021 and 2019 due to its sale on August 2, 2022; Hotel Spero for Q3 2022, 2021 and 2019 due to its sale on August 25, 2022 and Hotel Vintage Portland for Q3 2022, 2021 and 2019 due to its sale on September 14, 2022.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2022 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Hotel Monaco Washington DC	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia at Rittenhouse Square	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Hotel Zags	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco	X	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, Autograph Collection	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X
Hotel Zoe Fisherman's Wharf	X	X	X	X
1 Hotel San Francisco
The Marker San Francisco	X
Hotel Spero	X	X
Harbor Court Hotel San Francisco	X	X	X	X
Chaminade Resort & Spa	X	X	X	X
Viceroy Santa Monica Hotel	X	X	X	X
Le Parc Suite Hotel	X	X	X	X
Montrose West Hollywood	X	X	X	X
Chamberlain West Hollywood Hotel	X	X	X	X
Hotel Ziggy	X	X	X	X
The Westin Copley Place, Boston	X	X	X	X
The Liberty, a Luxury Collection Hotel, Boston	X	X	X	X
Hyatt Regency Boston Harbor	X	X	X	X
George Hotel	X	X	X	X
Viceroy Washington DC	X	X	X	X
Hotel Zena Washington DC	X	X	X	X
Paradise Point Resort & Spa	X	X	X	X
Hilton San Diego Gaslamp Quarter	X	X	X	X
L'Auberge Del Mar	X	X	X	X
San Diego Mission Bay Resort	X	X	X	X
Solamar Hotel	X	X	X	X

The Heathman Hotel	X	X	X	X
Southernmost Beach Resort	X	X	X	X
The Marker Key West Harbor Resort	X	X	X	X
Hotel Chicago Downtown, Autograph Collection	X	X	X	X
The Westin Michigan Avenue Chicago	X	X	X	X
Jekyll Island Club Resort	X	X	X	X
Margaritaville Hollywood Beach Resort	X	X	X	X
Estancia La Jolla Hotel & Spa	X	X	X	X
Inn on Fifth		X	X	X
Newport Harbor Island Resort			X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's third quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of September 30, 2022, except for 1 Hotel San Francisco for Q3 2022, 2021 and 2019 due to its closure for renovation during Q3 2021.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the fourth quarter of 2022 include all of the hotels the Company owned as of September 30, 2022, except for 1 Hotel San Francisco for Q4 2022, 2021 and 2019 due to its closure for renovation during Q4 2021, and LaPlaya Beach Resort & Club for Q4 2022, 2021 and 2019 due to its closure following Hurricane Ian during Q4 2022.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	86%	86%	77%	81%
ADR	$253	$272	$269	$248	$261
RevPAR	$189	$234	$231	$191	$211

Hotel Revenues	$332.0	$409.5	$402.8	$350.0	$1,494.3
Hotel EBITDA	$89.2	$145.1	$136.6	$95.2	$466.2
Hotel EBITDA Margin	26.9%	35.4%	33.9%	27.2%	31.2%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021

Occupancy	22%	43%	54%	52%	43%
ADR	$266	$265	$291	$265	$273
RevPAR	$60	$113	$157	$139	$117

Hotel Revenues	$109.7	$205.4	$280.1	$257.3	$852.4
Hotel EBITDA	($3.4)	$46.4	$84.1	$58.2	$185.4
Hotel EBITDA Margin	(3.1%)	22.6%	30.0%	22.6%	21.7%

	First Quarter	Second Quarter	Third Quarter
	2022	2022	2022

Occupancy	49%	69%	72%
ADR	$311	$324	$323
RevPAR	$151	$223	$234

Hotel Revenues	$264.0	$396.9	$411.5
Hotel EBITDA	$61.5	$138.7	$131.0
Hotel EBITDA Margin	23.3%	34.9%	31.8%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2022, as if they were owned as of January 1, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.